EXHIBIT 99.3

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                      FORM OF NOTICE OF GUARANTEED DELIVERY

                                 With Respect to
                              7.95% Notes Due 2011
                                       of

                       BOWATER CANADA FINANCE CORPORATION

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Bowater Canada Finance Corporation, a Nova Scotia unlimited liability company (the "Company"), made pursuant to the prospectus,
dated December   , 2001 (the "Prospectus"), and the enclosed Letter of
Transmittal (the "Letter of Transmittal") if certificates for Original Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to The Bank of New York (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

DELIVERY TO: THE BANK OF NEW YORK, EXCHANGE AGENT

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           By Mail:             By Overnight Courier or Hand:      By Facsimile:
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     The Bank of New York          The Bank of New York
  Corporate Trust Operations    Corporate Trust Operations        (212) 235-2261
     Reorganization Unit           Reorganization Unit
 15 Broad Street, 16th Floor          15 Broad Street                Confirm:
      New York, NY 10007                Lobby Level               (212) 235-2358
      Attn: Mr. Kin Lau            New York, NY 10007
                                    Attn: Mr. Kin Lau
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        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE,
OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE,
WILL NOT CONSTITUTE A VALID DELIVERY.

 Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures described in the "Exchange Offer-- Procedures for Tendering Original Notes--Guaranteed Delivery Procedures" section of the Prospectus.

 Principal Amount of Original Notes Tendered: ________________________


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 Certificate Nos. (If Available): ____________________________________

______________________________________________________________________
                   Signature(s) of Record Holder(s)

______________________________________________________________________
         (Please Type or Print Names(s) of Record Holder(s))

 Dated: _______________________________________________________ , 20__

 Address: ____________________________________________________________
                                    ZIP Code

______________________________________________________________________
                 Daytime Area Code and Telephone No.

 [_]Check this box if Original Notes will be delivered by book-entry transfer to The Depositary Trust Company.

 Account Number: _____________________________________________________

                  THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.



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                                    GUARANTEE
                    (Not to be used for signature guarantee)

        The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) represents that the above named person(s) "own(s)" the Original Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act,
(b) represents that the tender of those Original Notes complies with Rule 14e-4, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Original Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of Original Notes into the Exchange Agent's account at DTC), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

 Name of Firm: _______________________________________________________

______________________________________________________________________
                             (Authorized Signature)

 Address: ____________________________________________________________
                                    ZIP Code

 Area Code and Tel. No.: _____________________________________________

 Name: _______________________________________________________________
                             (Please Type or Print)

 Title: ______________________________________________________________

 Dated: _____________________, 20__

DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.



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                                  INSTRUCTIONS

        1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Original Notes--Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

        2. Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures. If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

        3. Requests for Assistance or Additional Copies. Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.


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